Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus in Post-Effective Amendment No. 41 to the Registration Statement (Form N-1A, No. 333-36074) of AIM Counselor Series Trust, and to the incorporation by reference of our reports, dated February 25, 2010, in the Statement of Additional Information, on Large Cap Relative Value Portfolio (one of the portfolios of Morgan Stanley Institutional Fund, Inc.) included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2009.
Boston, Massachusetts
May 24, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Financial Highlights”, and to the incorporation by reference of our reports dated October 26, 2009 for Van Kampen American Franchise Fund and Van Kampen Equity Premium Income Fund, November 20, 2009 for Van Kampen Pennsylvania Tax Free Income Fund, May 15, 2009 for Van Kampen Core Equity Fund and Van Kampen Small Cap Growth Fund, January 22, 2010 for Van Kampen Growth and Income Fund and February 19, 2010 for Van Kampen Equity and Income Fund, in this Post-Effective Amendment No. 41 to the Registration Statement (Form N-1A No. 333-36074) of AIM Counselor Series Trust (Invesco Counselor Series Trust) and the related Prospectuses of Invesco Van Kampen American Franchise Fund, Invesco Van Kampen Equity Premium Income Fund, Invesco Van Kampen Pennsylvania Tax Free Income Fund, Invesco Van Kampen Core Equity Fund, Invesco Van Kampen Small Cap Growth Fund, Invesco Van Kampen Growth and Income Fund and Invesco Van Kampen Equity and Income Fund, and the Statement of Additional Information of AIM Counselor Series Trust (Invesco Counselor Series Trust).
/s/ ERNST & YOUNG LLP
Chicago, Illinois
May 24, 2010